 Exhibit 99.1

Auxilio Inc. Reports Fourth Quarter and Full Year 2016 Results

MISSION VIEJO, CA--(March 27th, 2017) - Auxilio, Inc. (NYSE MKT: AUXO), a leading provider of enterprise security and document workflow solutions for the healthcare industry, today announced financial results for the fourth quarter and year ended December 31, 2016.
Financial and operational highlights for the fourth quarter of 2016 include:
• Revenues for the fourth quarter were $16.2 million, an increase of 1% from $16.1 million in the fourth quarter of 2015.
• Gross Margin was 23% for the fourth quarter compared to 22% in the fourth quarter of 2015 and 23% in the third quarter of 2016.
•         Adjusted income from operations for the fourth quarter, which excludes charges related to stock-based compensation and amortization and impairment of intangibles, was $1.5 million compared to $1.2 million in the fourth quarter of 2015.

•         Inclusive of a $5.1 million tax benefit and $2.6 million impairment charge, net income for the fourth quarter was $3.8 million or $0.47 per basic share and $0.46 per diluted share compared to net income of $1.5 million or $0.18 per basic and diluted share in the fourth quarter of 2015.

• At December 31, 2016, the Company had $6.1 million in cash and $5.8 million in working capital.
• During the fourth quarter the Company announced a five-year contract with MaineHealth, a prominent 1,100 bed health system employing more than 11,000 employees.

Significant events subsequent to the December 31st, 2016 fiscal year end include:
•         Acquisition of Austin,TX based CynergisTek, a leader in cybersecurity consulting services for the healthcare industry, for initial consideration of $26.0 million with $7.5 million in additional potential earn-outs based on EBITDA targets

• Listed shares on NYSE MKT
• Announced new multi-million dollar Print as a Service (PRaaS) contract over five years with a prestigious university medical center

"This has been the most transformative period in the history of the company, and I could not be more pleased with our execution.  The acquisition of CynergisTek has had an immediate positive impact on our ability to compete for document workflow business and played a key role in our recently announced multi-million dollar contract win. Our ability to combine security with advanced document solutions and services is becoming a significant competitive advantage in the market," commented Joseph J. Flynn, CEO.  "While continuing to see some margin pressure in our document management solutions business in general, we are investing in ways technology can mitigate this impact while also leveraging the brand and expanding aggressively in higher margin areas, much like we are doing with security.  We remain very excited about the future of both of these service offerings, and we believe that our ability to bundle these capabilities together will drive continued growth over time."
Financial Results for the three months and year ended December 31, 2016

For the three months ended December 31, 2016, the Company reported revenues of $16.2 million, an increase of 1% when compared to $16.1 million reported in the fourth quarter of 2015. The Company's services revenue decreased approximately $0.2 million in the fourth quarter of 2016 due to some reduction in cybersecurity professional services at Redspin. Equipment revenues in the fourth quarter were $2.0 million compared to approximately $1.6 million in the fourth quarter of 2015.
Cost of revenue for the fourth quarter of 2016 was $12.5 million, compared to $12.6 million in 2015. The Company incurred approximately $0.6 million less in staffing costs, including contract labor, and incurred approximately $0.4 million in additional service and supply costs, primarily as a result of new customers.  Equipment costs increased by approximately $0.4 million, largely as a result of the increase in equipment revenues.  Gross profit for the fourth quarter of 2016 was $3.7 million, or 23% of revenues, compared to $3.5 million or 22% of revenues, for the same period in 2015. The increase in gross margin is due to the maturation of previously announced new services contracts as well as seasonally strong fourth quarter services activity.
Operating expenses for the fourth quarter were $2.4 million, flat from $2.4 million in the fourth quarter of 2015. The Company incurred a $2.6 million impairment charge in the fourth quarter of 2016 related to intangible assets and goodwill acquired with the Delphiis and Redspin acquisitions. Sales and marketing expenses increased by 18% due to greater marketing activities when compared to the same period in 2015. General and administrative expenses decreased 9% to $1.7 million attributed to a higher fourth quarter 2015 expenses related to costs from a reorganization and integration of the security businesses that were purchased.
Operating loss was $1.3 million for the three months ended December 31, 2016 compared to operating income of $1.0 million in the fourth quarter of 2015, the decline largely being attributable to the $2.6 million impairment charge.

Net income for the three months ended December 31, 2016, was $3.8 million, or $0.47 per basic share and $0.46 per diluted share, compared to net income of $1.5 million, or $0.18 per basic and diluted share, in the same period of 2015. Net Income was largely impacted by a tax benefit of $5.1 million related to the removal of a previously recorded valuation allowance against our deferred tax assets from NOL carryforwards given the increased likelihood they will be utilized.
Excluding $0.1 million in charges related to stock based compensation and $2.8 million in amortization and impairment of intangibles, the Company achieved adjusted income from operations of $1.5 million in fiscal 2016, or $0.18 per basic and diluted share, compared to adjusted income from operations, after excluding charges of $0.1 million in stock based compensation and amortization of intangibles, of $1.2 million, or $0.14 per basic and diluted share for the same period last year.
For the year ended December 31, 2016, the Company reported revenues of $60.2 million, a decrease of 2% compared to $61.3 million reported in 2015. The Company added approximately $3.2 million of services revenue with net new recurring service revenue contracts being partially offset by reductions from existing customers related to pricing, sales volumes, and non-renewing contracts. In addition, the Company experienced a decrease of $4.2 million in equipment revenue, compared to the same period in 2015.
Cost of revenue was $47.9 million compared to $50.7 million in 2015 representing a decrease of 5% or $2.8 million. Gross profit for the year ended December 31, 2016, was $12.3 million, or 20% of revenues, compared to $10.6 million, or 17% of revenues, for the same period in 2015.
Operating expenses for the year ended December 31, 2016, were $12.3 million, an increase of 28% from $9.6 million in the same period of 2015. When excluding the $2.6 million impairment charge, operating expenses were flat year over year.  Sales and marketing expenses decreased by 3% to $2.7 million and general and administrative expenses increased 2% to $6.9 million.
Net income for the year ended December 31, 2016 was $5.0 million, or $0.61 per basic share and $0.60 per diluted share, compared to net income of $1.3 million, or $0.16 per basic and diluted share, in the same period of 2015. As previously mentioned, net income for full year 2016 also includes a $5.1 million tax benefit related to the removal of a previously recorded deferred tax asset valuation allowance against our NOL carryforwards.
Excluding $0.2 million in charges related to stock based compensation and $3.2 million in amortization and impairment of intangibles, the Company achieved adjusted income from operations of $3.4 million in fiscal 2016, or $0.42 and $0.41 per basic and diluted share respectively, compared to adjusted income from operations, after excluding charges of $0.4 million related to stock based compensation and $0.5 million in amortization of intangibles, of $1.8 million, or $0.23 and $0.22 per basic and diluted share for the same period last year.

At December 31, 2016, the Company had $6.1 million of cash and cash equivalents and working capital of $5.8 million.  The Company maintains a line of credit, which was recently amended and increased to $5 million with the acquisition of CynergisTek.
Conference Call Information
 Date: Monday, March 27, 2017
Time: 1:30pm PT, 4:30 pm ET
US: 1-888- 293-6960
International: 1-719-325-2472
Conference ID: 1920867
Webcast: http://public.viavid.com/index.php?id=123469

A replay of the call will be available from 7:30 pm ET on March 27, 2017 to 11:59 pm ET on April 11, 2017. To access the replay, please dial 1-844-512-2921 from the U.S. and 1-412-317-6671 from outside the U.S. The PIN is 1920867.
About Auxilio, Inc.
Auxilio (www.auxilioinc.com) is a leading provider bundling best of breed IT security and workflow solutions into its managed document services program designed exclusively for the healthcare industry. Since 2004, the company has saved more than $80 million for its clients by providing a vendor neutral program that enhances security of printed, stored data and digital documents while driving out costs and inefficiencies within the patient information logistical chain. The company's document management best practices and intelligent workflow automation suite transforms printed documents to digital workflows, reducing waste and improving end-user satisfaction.
CynergisTek (www.CynergisTek.com) is a top-ranked cybersecurity and privacy consulting firm. The company offers solutions to help organizations measure privacy, security and compliance programs against regulatory requirements and assists in developing risk management best practices. Since 2004 the company has served as a partner to hundreds in the healthcare industry and is dedicated to supporting and educating the industry by contributing to relevant industry associations. The company has been named in numerous research reports as one of the top firms that provider organizations turn to for privacy and security, and won the 2017 Best in KLAS award for Cyber Security Advisory Services.
For more information about Auxilio, visit http://www.auxilioinc.com.

Forward Looking Statements
This earnings press release contains forward-looking statements based on management's current expectations, estimates and projections.  All statements that address expectations or projections about the future, including our actions that will drive earnings growth, demand for our products and expectations for growth, are forward-looking statements.  These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions and other factors, some of which are beyond our control and difficult to predict.  If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed in forward-looking statements.  Important factors that could cause our results to differ materially from those expressed in forward-looking statements include, but are not limited to, economic, business, competitive, political, regulatory, legal and governmental conditions in the regions in which we operate.  These factors and others are discussed more fully in the reports we file with the Securities and Exchange Commission, particularly our latest annual report on Form 10-K.  We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.
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Contact:
Investor Relations:
MZ North America
Mike Cole, 949-259-4988
Vice President
mike.cole@mzgroup.us
www.mzgroup.us
or
Media Relations:
Auxilio
Carrie Mulcahy
Director of Corporate Marketing

AUXILIO, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	As of December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$6,090,844	$6,436,732
Accounts receivable, net	9,614,486	7,397,957
Prepaid and other current assets	438,140	625,806
Supplies	1,087,318	1,458,609
Total current assets	17,230,788	15,919,104

Property and equipment, net	689,418	495,324
Deposits	41,522	58,118
Deferred income taxes	5,282,531	-
Intangible assets, net	1,112,395	2,731,250
Goodwill	2,109,143	3,665,656
Total assets	$26,465,797	$22,869,452

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$7,736,207	$8,306,860
Accrued compensation and benefits	2,495,156	2,856,165
Deferred revenue	562,679	913,677
Current portion of long-term liabilities	606,686	598,750
Total current liabilities	11,400,728	12,675,452

Long-term liabilities:
Term loan, less current portion	750,000	1,250,000
Capital lease obligations, less current portion	199,644	125,496
Total long-term liabilities	949,644	1,375,496

Commitments and contingencies

Stockholders' equity:
Common stock, par value at $0.001, 33,333,333 shares authorized, 8,185,936 shares issued and outstanding at December 31, 2016 and 8,150,695 shares issued and outstanding at December 31, 2015	8,186	8,151
Additional paid-in capital	27,985,448	27,698,363
Accumulated deficit	(13,878,209)	(18,888,010)
Total stockholders' equity	14,115,425	8,818,504
Total liabilities and stockholders' equity	$26,465,797	$22,869,452

AUXILIO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
	Year Ended December 31,
	2016	2015
Net revenues	$60,200,383	$61,253,853
Cost of revenues	47,888,296	50,664,713
Gross profit	12,312,087	10,589,140
Operating expenses:
Sales and marketing	2,723,735	2,809,377
General and administrative expenses	6,927,404	6,802,582
Impairment of goodwill and intangible assets	2,633,701	-
Total operating expenses	12,284,840	9,611,959
Income from operations	27,247	977,181
Other income (expense):
Interest expense	(91,885)	(127,576)
Reduction in contingent consideration in connection with acquisition of Redspin	-	623,000
Loss on disposition of property and equipment	-	(3,513)
Total other income (expense)	(91,885)	491,911

(Loss) income before provision for income taxes	(64,638)	1,469,092
Income tax benefit (expense)	5,074,439	(152,436)
Net income	$5,009,801	$1,316,656

Net income per share:
Basic	$0.61	$0.16
Diluted	$0.60	$0.16

Number of weighted average shares outstanding:
Basic	8,173,203	8,050,191
Diluted	8,283,862	8,326,312

AUXILIO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2016 AND 2015
	Common Stock
	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity (Deficit)
Balance at January 1, 2015	7,874,540	$7,876	$26,592,255	$(20,204,666)	$6,395,465
Stock compensation expense for options and warrants granted to employees and directors	-	-	277,668	-	277,668
Stock compensation expense for restricted stock granted to key employee	33,333	33	101,847	-	101,880
Stock options exercised	6,116	6	(6)	-	-
Conversion of related party note payable to common stock	85,945	86	257,749	-	257,835
Common stock issued in connection with the acquisition of Redspin	150,761	150	468,850	-	469,000
Net income	-	-	-	1,316,656	1,316,656
Balance at December 31, 2015	8,150,695	8,151	27,698,363	(18,888,010)	8,818,504
Stock compensation expense for options and warrants granted to employees and directors	-	-	226,970	-	226,970
Stock options exercised	35,046	35	60,115	-	60,150
Effect of reverse stock split	195	-	-	-	-
Net income	-	-	-	5,009,801	5,009,801
Balance at December 31, 2016	8,185,936	$8,186	$27,985,448	$(13,878,209)	$14,115,425

AUXILIO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Year Ended December 31,
	2016	2015
Cash flows provided by operating activities:
Net income	$5,009,801	$1,316,656
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	211,654	155,183
Amortization of intangible assets	541,667	483,750
Impairment of intangible assets	2,633,701	-
Bad debt	-	22,000
Stock compensation expense for options and warrants granted to employees and directors	226,970	277,668
Stock compensation expense for restricted stock issued to key employee	-	101,880
Interest expense related to accretion of debt discount costs	-	30,189
Loss on disposition of property and equipment	-	3,513
Increase in net deferred tax assets	(5,282,531)	-
Changes in operating assets and liabilities:
Accounts receivable	(2,216,529)	(431,365)
Prepaid and other current assets	187,666	(395,870)
Supplies	371,291	(392,477)
Deposits	16,596	(20,527)
Accounts payable and accrued expenses	(570,653)	43,302
Accrued compensation and benefits	(361,009)	1,291,024
Deferred revenue	(350,998)	(39,340)
Net cash provided by operating activities	417,626	2,445,586
Cash flows (used for) investing activities:
Purchases of property and equipment	(205,121)	(214,478)
Purchase of Redspin	-	(1,876,966)
Net cash (used for) investing activities	(205,121)	(2,091,444)
Cash flows (used for) provided by financing activities:
Net repayments on line of credit agreement	-	(200,000)
Proceeds from term loan	-	2,000,000
Payments on term loan	(500,000)	(250,000)
Payments on notes payable to related parties	-	(105,888)
Payments on capital leases	(118,543)	(104,917)
Proceeds from exercise of options and warrants	60,150	-
Net cash (used for) provided by financing activities	(558,393)	1,339,195
Net change in cash and cash equivalents	(345,888)	1,693,337
Cash and cash equivalents, beginning of year	6,436,732	4,743,395
Cash and cash equivalents, end of year	$6,090,844	$6,436,732

AUXILIO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
	Year Ended December 31,
	2016	2015
Supplemental disclosure of cash flow information:
Interest paid	$91,885	$97,386
Income tax paid	$220,076	$158,521

Non-cash investing and financing activities:
Property and equipment acquired through capital leases	$200,627	$223,795
Conversion of note payable to related party	$-	$257,835
Common stock issued in connection with the acquisition of Redspin	$-	$469,000